U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                   Date of Report: June 3, 1998


                         SILVER QUEST, INC.
                         ------------------
       (Exact name of registrant as specified in its charter)


                               Idaho
                               -----
           (State or other jurisdiction of incorporation)


                0-23535                          82-0391094
                -------                          ----------
         (Commission File No.)                 (IRS Employer
                                             Identification No.)

        15304 E. Monmouth Place
           Aurora, Colorado                         80015
           ----------------                         -----
(Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code: (303) 693-0603

Item 5.  Other Events.

     On April 23, 1998, Silver Quest, Inc. (the "Company") filed a Form 8-K with the SEC advising that the Company had entered into a letter of intent with Pact Communication Group, Inc., a Florida corporation ("PACT"), whereby the Company has agreed in principle to acquire all of the issued and outstanding shares of PACT, in exchange for issuance by the Company of previously unissued "restricted" common stock. In addition, on or about April 23, 1998, the Company also filed with the SEC an Information Statement on Form 14(f) applicable to the aforesaid proposed transaction with PACT. The applicable report and Information Statement eroneously and incorrectly indicated that Lowell Miller had signed both the report and Information Statement. However, he had not so signed. The report should have indicated that Carolyn H. Sagara, the Company's current President, had signed both the report and Information Statement. The contents of both the aforesaid Form 8-K and Information Statement were correct, other than as described herein.

     Applicable thereto, the Company's Board of Directors had properly authorized the filing of the Form 8-K, as well as the Information Statement referenced herein.

     As of the date of this report, the proposed transaction between the Company and PACT has not been consummated and there can be no assurances that the same will occur in the future.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SILVER QUEST, INC.



                                   By: s/Carolyn Sagara
                                      ---------------------------
                                      Carolyn Sagara,
                                      President

Dated:  June 3, 1998